FOR IMMEDIATE RELEASE
September 24, 2018

CenterState Bank Acquires Mortgage Team from State Bank and Trust Company, Enhancing its Georgia Operations

WINTER HAVEN, FL. – September 24, 2018 - CenterState Bank Corporation (NASDAQ: CSFL) (“CenterState”) and State Bank Financial Corporation (NASDAQ: STBZ) announced that CenterState has hired a team of mortgage professionals from State Bank associated with State Bank’s residential lending business. “This team accomplishes the Company’s stated goal of enhancing our fee income lines of business as well as our geographic expansion into Georgia,” stated Steve Young, Chief Operating Officer.
As part of this transaction, CenterState acquired from State Bank the mortgage loan pipeline associated with the mortgage business, and assumed certain leases where the State Bank mortgage professionals have been located. The transaction builds on CenterState’s commercial and retail expansion into Georgia by expanding its reach into Augusta, Athens, Roswell and the greater Savannah area, as well as Aiken, South Carolina.
Earlier this month, CenterState expanded its branching operations into Georgia and Alabama with its acquisition of CharterBank. CenterState’s mortgage operations have been headquartered in Atlanta since 2016, and Atlanta also is the headquarters for CenterState’s correspondent division and its SBA business.

About CenterState Bank Corporation

CenterState operates as one of the largest community bank franchises headquartered in the state of Florida. Both the Company and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa. With over $12 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states. The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.

For further information, please contact Steve Young at 863-293-4710.

 About State Bank Financial Corporation

State Bank Financial Corporation, with approximately $5.0 billion in assets as of June 30, 2018, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

 To learn more about State Bank, visit www.statebt.com

Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, CenterState’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the impact on failing to implement our business strategy, including our growth and acquisition strategy; the ability to successfully integrate our acquisitions; additional capital requirements due to our growth plans; the impact of our increase in asset size to over $10 billion; the risks of changes in interest rates and the level and composition of deposits; loan demand, the credit and other risks in our loan portfolio and the values of loan collateral; the impact of us not being able to manage our risk; the impact on a loss of management or other experienced employees; the impact if we failed to maintain our culture and attract and retain skilled people; the risk of changes in technology and customer preferences; the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks; or material regulatory liability in areas such as BSA or consumer protection; reputational risks from such failures or liabilities or other events; legislative and regulatory changes; general competitive, political, legal, economic and market conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events; and other factors discussed in our filings with the Securities and Exchange Commission under the Exchange Act. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. You should not expect us to update any forward-looking statements.